As filed with the Securities and Exchange Commission on December 18, 2019.

Registration No. 333-160391	Registration No. 333-37148
Registration No. 333-150188	Registration No. 333-91351
Registration No. 333-124854	Registration No. 333-67815
Registration No. 333-105090	Registration No. 333-42097
Registration No. 333-60806	Registration No. 33-60061

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-160391	FORM S-8 REGISTRATION STATEMENT NO. 333-37148
FORM S-8 REGISTRATION STATEMENT NO. 333-150188	FORM S-8 REGISTRATION STATEMENT NO. 333-91351
FORM S-8 REGISTRATION STATEMENT NO. 333-124854	FORM S-8 REGISTRATION STATEMENT NO. 333-67815
FORM S-8 REGISTRATION STATEMENT NO. 333-105090	FORM S-8 REGISTRATION STATEMENT NO. 333-42097
FORM S-8 REGISTRATION STATEMENT NO. 333-60806	FORM S-8 REGISTRATION STATEMENT NO. 33-60061

UNDER

THE SECURITIES ACT OF 1933

CENTURYLINK, INC.

(Exact name of registrant as specified in its charter)

Louisiana	72-0651161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 CenturyLink Drive

Monroe, LA 71203

(318) 388-9000

(Address, including zip code, of registrants’ principal executive offices)

Amended and Restated Embarq Corporation 2006 Equity Incentive Plan	CenturyTel, Inc. 2000 Incentive Compensation Plan

Embarq Corporation 2008 Equity Incentive Plan

CenturyTel, Inc. 1983 Restricted Stock Plan

CenturyTel, Inc. 2005 Directors Stock Plan

CenturyTel, Inc. 2005 Management Incentive Compensation Plan

CenturyTel, Inc. Supplemental Dollars & Sense Plan

Century Telephone Enterprises, Inc. Dollars & Sense Plan

Restricted Stock Agreements between Century Telephone Enterprises, Inc. and Certain Employees of Aragon Holding Group, Inc., a subsidiary of Century Telephone Enterprises, Inc.

Century Telephone Enterprises, Inc. 1995 Incentive Compensation Plan

CenturyTel 2001 Employee Stock Purchase Plan

(Full title of the plans)

Stacey W. Goff, Esq.

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, LA 71203

(318) 388-9000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Kelly C. Simoneaux, Esq.

Hope M. Spencer, Esq.

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) of CenturyLink, Inc. (the “Registrant”) is being filed to terminate all offerings under the Prior Registration Statements and deregister any and all securities that remain unsold pursuant to the Prior Registration Statements, in each case, solely to the extent that they relate to the Registrant’s Amended and Restated Embarq Corporation 2006 Equity Incentive Plan (“2006 Embarq Plan”), Embarq Corporation 2008 Equity Incentive Plan (“2008 Embarq Plan”), CenturyTel, Inc. 1983 Restricted Stock Plan (“1983 Restricted Stock Plan”), CenturyTel, Inc. 2005 Directors Stock Plan (“2005 Directors Stock Plan”), CenturyTel, Inc. 2005 Management Incentive Compensation Plan (“2005 Management Incentive Compensation Plan”), CenturyTel, Inc. Supplemental Dollars & Sense Plan (“Supplemental Dollars & Sense Plan”), CenturyTel 2001 Employee Stock Purchase Plan (“2001 Employee Stock Purchase Plan”), CenturyTel, Inc. 2000 Incentive Compensation Plan (“2000 Incentive Compensation Plan”), Century Telephone Enterprises, Inc. Dollars & Sense Plan (“Century Dollars & Sense Plan”), Restricted Stock Agreements between Century Telephone Enterprises, Inc. and Certain Employees of Aragon Holding Group, Inc., a subsidiary of Century Telephone Enterprises, Inc. (“Restricted Stock Agreements”) and Century Telephone Enterprises, Inc. 1995 Incentive Compensation Plan (“1995 Incentive Compensation Plan,” together with the 2006 Embarq Plan, 2008 Embarq Plan, 1983 Restricted Stock Plan, 2005 Directors Stock Plan, 2005 Management Incentive Compensation Plan, Supplemental Dollars & Sense Plan, 2001 Employee Stock Purchase Plan, 2000 Incentive Compensation Plan, Century Dollars & Sense Plan and Restricted Stock Agreements, the “Prior Plans”):

1.

Registration Statement on Form S-8, File No. 333-160391, filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2009, registering the offer and sale of (i) 5,177,337 shares of common stock, issuable pursuant to the 2006 Embarq Plan, and (ii) 22,877,372 shares of common stock, 2,327,372 of which were issuable under the 2006 Embarq Plan and the 2008 Embarq Plan and 20,550,000 of which were issuable pursuant to the 2008 Embarq Plan;

2.

Registration Statement on Form S-8, File No. 333-150188, filed with the Commission on April 11, 2008, registering the offer and sale of 783,000 shares of common stock, issuable pursuant to the 1983 Restricted Stock Plan;

3.

Registration Statement on Form S-8, File No. 333-124854, filed with the Commission on May 12, 2005, registering the offer and sale of (i) 400,000 shares of common stock issuable pursuant to the 2005 Directors Stock Plan, (ii) 4,000,000 shares of common stock issuable, pursuant to the 2005 Management Incentive Compensation Plan, and (iii) 4,400,000 preference share purchase rights to purchase shares of common stock, issuable pursuant to the 2005 Directors Stock Plan and 2005 Management Incentive Compensation Plan, as applicable;

4.

Registration Statement on Form S-8, File No. 333-105090, filed with the Commission on May 8, 2003, registering $6,000,000 in deferred compensation obligations pursuant to the Supplemental Dollars & Sense Plan;

5.

Registration Statement on Form S-8, File No. 333-60806, filed with the Commission on May 11, 2001, registering the offer and sale of (i) 5,000,000 shares of common stock and (ii) 5,000,000 preference share purchase rights to purchase shares of common stock, each issuable pursuant to the 2001 Employee Stock Purchase Plan;

6.

Registration Statement on Form S-8, File No. 333-37148, filed with the Commission on May 16, 2000, registering the offer and sale of (i) 4,000,000 shares of common stock and (ii) 4,000,000 preference share purchase rights to purchase shares of common stock, each issuable pursuant to the 2000 Incentive Compensation Plan;

7.

Registration Statement on Form S-8, File No. 333-91351, filed with the Commission on November 19, 1999, registering $2,500,000 in deferred compensation obligations pursuant to the Supplemental Dollars & Sense Plan;

8.

Registration Statement on Form S-8, File No. 333-67815, filed with the Commission on November 24, 1998, registering the offer and sale of (i) 1,400,000 shares of common stock and (ii) 1,400,000 preference share purchase rights to purchase shares of common stock, each issuable pursuant to the Century Dollars & Sense Plan;

9.

Registration Statement on Form S-8, File No. 333-42097, filed with the Commission on December 12, 1997, registering the offer and sale of (i) 15,195 shares of common stock and (ii) 15,195 preference share purchase rights to purchase shares of common stock, each issuable pursuant to the Restricted Stock Agreements; and

10.

Registration Statement on Form S-8, File No. 33-60061, filed with the Commission on June 7, 1995, registering the offer and sale of (i) 2,000,000 shares of common stock and (ii) 2,000,000 preference share purchase rights to purchase shares of common stock, each issuable pursuant to the 1995 Incentive Compensation Plan.

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant has terminated all offerings of its securities pursuant to the Prior Registration Statements and is no longer issuing securities under the Prior Plans. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration any securities registered under the Prior Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on December 18, 2019.

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

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